Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

THE PENNANT GROUP, INC.

(Effective as of                , 2019)

ARTICLE I

OFFICES

Section 1.01 Registered Office. The registered office of The Pennant Group, Inc. (the “corporation”) in the State of Delaware shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the corporation’s registered agent at that address shall be The Corporation Trust Company.

Section 1.02 Other Offices. The corporation also may have an office or offices at such other place or places either within or without the State of Delaware as the board of directors of the corporation (the “board” or the “board of directors”) may from time to time determine or the business of the corporation may from time to time require.

Section 1.03 Books and Records. The books and records of the corporation may be kept at the corporation’s headquarters in Eagle, Idaho or at such other locations within or without the State of Delaware as may from time to time be designated by the board of directors.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01 Place of Meetings. Each meeting of the stockholders of the corporation shall be held at such place either within or without the State of Delaware as shall be fixed by resolution of the board of directors and specified in the notice of said meeting. If no designation is made by the board of directors, the place of meeting shall be the principal office of the corporation.

Section 2.02 Annual Meetings. The annual meeting of the stockholders for the transaction of such business as may properly come before the meeting shall be held at such place, date and time as shall be determined by the board of directors.

Section 2.03 Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time only by the chairman of the board, the chief executive officer or by a majority of the board of directors.

Section 2.04 Notice of Annual and Special Meetings. Except as otherwise required by law, written, printed or electronic notice stating the place, date and hour of each meeting of stockholders, whether annual or special, and the purposes for which the meeting is called shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by mail or, to the extent permitted by law, by a form of electronic transmission (as such term is defined in the Delaware General Corporation Law), to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation. Notice given by a form of electronic transmission that satisfies the requirements of the Delaware General Corporation Law and has been consented to by the stockholder to whom notice is given shall be deemed given at the times specified with respect to the giving of notice by electronic transmission in the Delaware General Corporation Law. An affidavit of the corporation’s secretary, an assistant secretary or an agent of the corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit. Any previously scheduled meeting of stockholders (whether an annual meeting or a special meeting) may be cancelled, rescheduled or postponed by resolution of the board of directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 2.05 Business at Annual and Special Meetings. The business, including the nomination of directors, to be transacted at any annual or special meeting of stockholders shall be limited to business that is properly brought before the meeting. For the purposes of these bylaws, “properly brought before the meeting” shall mean the business that is (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise brought before an annual meeting by or at the direction of the board of directors, or (iii) a proper matter for stockholder action under the Delaware General Corporation Law that has been otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.05 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting, who is entitled to vote at such annual meeting and who complies with the notice procedures set forth in this Section 2.05. In order for business to be properly brought before an annual meeting by a stockholder, the stockholder must, in addition to any other applicable requirements, give written notice in proper form of such stockholder’s intent to bring a matter before the annual meeting, which notice must be received by the secretary of the corporation at the corporation’s principal executive offices no later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting, or not later than the close of business on the 10th day following the day on which public disclosure of the date of the meeting was made by the corporation, whichever occurs first; provided, further, that for the purpose of calculating the timeliness of stockholder notices for the first annual meeting of stockholders following the effectiveness of these bylaws, the date of the immediately preceding annual meeting shall be deemed to be June 1, 2019. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above. Except with respect to nominations for the election of directors, which shall be governed by Section 3.02 hereof, to be in proper form, each such notice shall set forth: (a) the name and address of the stockholder who intends to bring such matter before a meeting; (b) the class or series and number of shares of capital stock of the corporation entitled to vote at such meeting which are owned beneficially or of record by such stockholder; (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such matter before the meeting; (d) a description of the business desired to be brought before the meeting and the reasons therefor; (e) such other information regarding the stockholder and the business proposed by such stockholder as would be required to be included in the proxy statement pursuant to the rules and regulations of the Securities and Exchange Commission; and (f) a representation as to the stockholder’s material interest in the business being proposed. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the corporation. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. The presiding officer of the meeting shall refuse to acknowledge any business proposed to be brought before an annual or special meeting not made in compliance with the foregoing procedures.

Section 2.06 Quorum and Adjourned Meetings. The holders of a majority of the voting power of the stock entitled to vote at a meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. Where a separate vote by a class or series or classes or series of stock is required at a meeting, the presence, in person or by proxy, of the holders of a majority of the voting power of each such class or series shall also be required to constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, either the chairperson of the meeting or the holders of a majority of the voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which the quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notice of an adjourned meeting need not be given if the time and place, if any, are announced at the meeting so adjourned, except that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. A quorum, once established at a meeting, shall not be broken by the withdrawal of the holders of enough voting power to leave less than a quorum. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting.

Section 2.07 Required Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or by the certificate of incorporation or these bylaws, a different level of vote is required, in which case such express provisions shall govern and control the decision of such question. Notwithstanding the preceding sentence, elections of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and, except with respect to the right, if any, of the holders of any series of preferred stock or any other series or class of stock to elect additional directors under specified circumstances, a plurality of the voting power of the stock, present in person or represented by proxy, at the meeting and entitled to vote on the matter shall elect directors.

Section 2.08 Conduct of Meetings of Stockholders. The chairman of the board of directors, or if there shall be none or in his or her absence, the chief executive officer or if there shall be none or in his or her absence, the president, who is present at the meeting, or in all of their absences an individual designated by the board of directors, shall call to order and act as the chair of any meeting of the stockholders of the corporation. The stockholders shall not have the right to elect a different person as chairman of the meeting. The secretary of the corporation shall serve as the secretary of the meeting or, if there shall be none or in his or her absence, the secretary of the meeting shall be such person as the chair of the meeting appoints. The board of directors may, to the extent not prohibited by law, adopt by resolution such rules, regulations and procedures for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the board of directors, the chair of the meeting shall have the right and authority to convene and adjourn or recess (for any or no reason) the meeting (whether or not a quorum is present), prescribe such rules, regulations and procedures and to take or refrain from taking such actions as, in the sole judgment of the chair of the meeting, are necessary, appropriate or convenient for the conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules, regulations and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the corporation, their duly authorized proxies and such other persons as the chair of the meeting shall permit, restrictions on the use of audio and/or visual recording devices, restrictions on entry to the meeting after the time fixed for commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent otherwise determined by the board of directors or the chair of the meeting, it shall not be necessary to follow Roberts’ Rules of Order or any other rules of parliamentary procedure at the meeting of stockholders. Following completion of the business of the meeting as determined by the chair of the meeting, the chair of the meeting shall have the exclusive authority to adjourn the meeting.

Section 2.09 Conduct of Business. No business shall be conducted at an annual or special meeting of stockholders of the corporation except business brought before the meeting in accordance with the procedures set forth in these bylaws. If the introduction of any business at an annual or special meeting of stockholders does not comply with the procedures specified in this Article, the chair of the meeting shall declare that such business is not properly before the meeting and shall not be considered at the meeting.

Section 2.10 Stockholder List. The secretary of the corporation shall prepare and make available, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the corporation’s principal place of business. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.11 Inspectors of Elections. The board of directors by resolution shall appoint one or more inspectors of election, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the corporation, to act at the meeting (or any adjournment thereof) and make a written report thereof. Such inspector shall decide upon the qualification of the voters and shall certify and report the number of shares represented at the meeting and entitled to vote on any question, determine the number of votes entitled to be cast by each share, shall conduct the vote and, when the voting is completed, accept the votes and ascertain and report the number of shares voted respectively for and against each question, and determine, and retain for a reasonable period a record of the disposition of, any challenge made to any determination made by such inspector. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

Section 2.12 Fixing Record Date. If the corporation proposes to take any action for which the Delaware General Corporation Law would permit it to fix a record date, the board of directors may fix such a record date as provided under the Delaware General Corporation Law.

Section 2.13 Action Without a Meeting. To the extent permitted by law, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken only with regards to an action that has been earlier approved by the board, without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken and earlier approved by the board, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 General Powers. The business, property and affairs of the corporation shall be managed under the direction of the board of directors.

Section 3.02 Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors, except as may be otherwise provided in the certificate of incorporation with respect to the right, if any, of holders of a class of preferred stock of the corporation to nominate and elect a specified number of directors. To be properly brought before an annual meeting of the stockholders, or any special meeting of the stockholders called for the purpose of electing directors, nominations for the election of a director must be (i) made by or at the direction of the board of directors (or any duly authorized committee thereof) and specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) made by or at the direction of the board of directors (or any duly authorized committee thereof) to be brought before an annual meeting, or (iii) made by any stockholder of the corporation who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.02 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 3.02. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, such stockholder’s notice must be received by the secretary of the corporation at the corporation’s principal executive offices, (i) in the case of an annual meeting, in accordance with the time provisions set forth in Section 2.05, and, (ii) in the case of a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made by the corporation, whichever first occurs. To be in proper written form, each such stockholder’s notice shall set forth: (a) the name, age, business address, residence address and principal occupation or employment of each nominee (present and for the past five years), and the name and address of the stockholder making the nomination, (b) the class or series and number of shares of capital stock of the corporation entitled to vote at such meeting which are owned beneficially or of record by each nominee and by the stockholder making the nomination, (c) a representation that the nominating stockholder is a stockholder of record of the corporation’s stock entitled to vote at the meeting and intends to appear in person or by proxy at such meeting to nominate the person specified in the notice, (d) each nominee’s qualifications for membership on the board of directors, (e) a description of all direct and indirect compensation and other monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between the nominating stockholder, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the nominating stockholder were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (f) all information relating to the person that would be required by this Section 3.02 to be set forth in a stockholder’s notice with respect to a director nomination if such nominee were a stockholder providing notice of a director nomination to be made at the meeting, (g) a notarized letter stating the person’s written consent to being named in any proxy statement as a nominee and to serve as a director if elected, (h) all of the information relating to each nominee and the stockholder making the nomination that would be required in a proxy statement soliciting proxies for the election of the nominee as a director, or would otherwise be required, in each case pursuant to the rules and regulations of the Securities and Exchange Commission, (i) a complete and accurate description of all direct or indirect arrangements or understandings between the nominating stockholder and each nominee, any other person or persons (naming such person or persons) pursuant to whose request the nomination is being made by the stockholder, any person controlling, directly or indirectly, or acting in concert with, such nominating stockholder or such beneficial owner and any person controlling, controlled by or under common control with such nominating stockholder or such beneficial owner in connection with the nomination of any nominee to serve as a member of the board of directors or the proposal of any other business at any meeting of the stockholders of the corporation, (j) all other companies to which each nominee is being recommended as a nominee for director, (k) a signed written consent of the nominee to cooperate with reasonable background checks and personal interviews, to be named in the proxy statement and to serve as a director of the corporation, if elected, (l) a completed and signed (A) questionnaire (as defined below) and (B) representation and agreement (as defined below), and (m) such additional information as the board of directors or a nomination or similar committee appointed by the board of directors may require pursuant to resolutions of the board of directors or such committee’s charter. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the corporation, including, without limitation, such other information as may be reasonably required to determine (x) the eligibility of a nominee to serve as a director of the corporation, and (y) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation or any publicly disclosed corporate governance guideline or committee charter of the corporation. Notwithstanding the foregoing, in order to include information with respect to a stockholder nomination in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. The presiding officer of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

To be eligible to be a nominee for election or reelection as a director of the corporation, a nominee must deliver (in the case of nominee nominated by a stockholder pursuant to this Section 3.02, in accordance with the time periods prescribed for delivery of notice under these bylaws and applicable law) to the secretary of the corporation at the principal executive offices of the corporation (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the secretary of the corporation upon written request) (a “questionnaire”) and (ii) a written representation and agreement (in the form provided by the secretary of the corporation upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote in such capacity on any issue or question (a “voting commitment”) that has not been disclosed to the corporation or (2) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been disclosed to the corporation and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable law and all applicable rules of the U.S. stock exchanges upon which shares of capital stock of the corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the corporation duly adopted by the board of directors (a “representation and agreement”).

A stockholder providing notice of any nomination or other business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.02 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the corporation at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven (7) business days prior to the meeting or, if practicable, any adjournment, recess, rescheduling or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, recessed, rescheduled or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).

Notwithstanding anything in these bylaws to the contrary, unless otherwise required by law, if a stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation and present his or her proposed business or nomination, such proposed business will not be transacted and the nomination will be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 3.02, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) stating that such person is authorized to act for such stockholder as a proxy at the meeting of stockholders, and such person must produce proof that he or she is a duly authorized officer, manager or partner of such stockholder or such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, as well as valid government-issued photo identification, at the meeting of stockholders.

Section 3.03 Number of Directors. The number of directors to constitute the whole board of directors shall be such number (not less than four nor more than eleven) as shall be fixed from time to time by resolution adopted by a majority of the entire board of directors. Directors need not be stockholders.

Section 3.04 Quorum and Manner of Acting. A majority of the number of the directors in office at the time shall constitute a quorum for the transaction of business at any meeting. Thereafter, a quorum shall be deemed present for purposes of conducting business and determining the vote required to take action for so long as at least a third of the total number of directors is present. Except as otherwise required by the certificate of incorporation or these bylaws, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the board of directors. In the absence of a quorum at any meeting of the board, such meeting need not be held, or a majority of the directors present thereat or, if no director is present, the secretary, may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

Section 3.05 Offices; Place of Meetings. The board of directors may hold meetings and have an office or offices at such place or places within or without the State of Delaware, as the board of directors may from time to time determine.

Section 3.06 Annual Meeting. A regular meeting of the board of directors shall be held without notice immediately after and at the same place as the annual meeting of the stockholders.

Section 3.07 Regular Meeting. Regular meetings of the board of directors shall be held at such places and at such times as the board of directors shall from time to time determine. Notice of regular meetings of the board of directors need not be given.

Section 3.08 Special Meetings and Notice. Special meetings of the board of directors shall be held whenever called by the chairman of the board, the chief executive officer or any two of the directors. Except as otherwise provided by law or by these bylaws, notice of each such special meeting shall be given by the secretary (i) in person or by telephone to the director at least 24 hours in advance of the meeting, (ii) by personally delivering written notice to the director’s last known business or home address at least 48 hours in advance of the meeting, (iii) by delivering an electronic transmission (including, without limitation, via telefacsimile or electronic mail) to the director’s last known number or address for receiving electronic transmissions of that type at least 48 hours in advance of the meeting, (iv) by depositing written notice with a reputable delivery service or overnight carrier addressed to the director’s last known business or home address for delivery to that address no later than the business day preceding the date of the meeting or (v) by depositing written notice in the U.S. mail, postage prepaid, addressed to the director’s last known business or home address no later than the third business day preceding the date of the meeting. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however, if waived by him or her in writing or by facsimile, electronic transmission or similar means, or by mail, whether before or after such meeting shall be held, or if he or she shall be present at such meeting; and any meeting of the board shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat.

Section 3.09 Organization. At each meeting of the board of directors, the chairman of the board, or in the absence of the chairman of the board, if they be directors, the chief executive officer, or in the absence of the chief executive officer, the president, or in the absence of the president, any director chosen by a majority of the directors present thereat, shall preside. The secretary, or in his or her absence an assistant secretary of the corporation, or in the absence of the secretary and all assistant secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

Section 3.10 Order of Business. At all meetings of the board of directors, business shall be transacted in the order determined by the board of directors.

Section 3.11 Action by Unanimous Consent. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or of such committee, as the case may be, consent to the action in writing or by electronic transmission. The writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the board of directors or of the relevant committee.

Section 3.12 Telephone, etc. Meetings. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute the presence of such person at such meeting.

Section 3.13 Resignation. Any director of the corporation may resign, as a director or as a committee member or both, at any time by giving notice in writing or by electronic transmission of his or her resignation to the chairman of the board, the chief executive officer or the secretary of the corporation. Such resignation shall take effect at the time specified therein (if the remaining directors agree to such time), or, if the time when it shall become effective shall not be specified therein, then it shall take effect when received. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.14 Compensation. Each director, in consideration of his or her serving as such, shall be entitled to receive from the corporation such amount per annum, or such fees for attendance at board and committee meetings, or both, or such other compensation, including options to acquire capital stock of the corporation, as the board of directors shall from time to time determine by resolution. The board of directors likewise may provide by resolution that the corporation shall reimburse each director or member of a committee for any expenses incurred by him or her on account of his or her attendance at any such meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving proper compensation therefor.

Section 3.15 Removal. Unless otherwise specified by law or the certificate of incorporation, any director or the entire board of directors may be removed at any time by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares then entitled to vote at an election of directors, but only for cause.

Section 3.16 Vacancies. Except as otherwise provided in the certificate of incorporation and subject to the rights, if any, of the holders of any preferred stock then outstanding, any vacancy in the board, whether because of death, resignation, disqualification, an increase in the authorized number of directors, removal, or any other cause, may be filled by a vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director. When the board fills a vacancy, the director chosen to fill that vacancy shall complete the term of the director he or she succeeds (or shall complete the term of the class of directors in which the new directorship was created) and shall hold office until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Section 3.17 Chairman and Vice-Chairman of the Board. The board of directors may elect from its members a chairman of the board and a vice chairman. If a chairman has been elected and is present, the chairman shall preside at all meetings of the board of directors and the stockholders. The chairman shall have such other powers and perform such other duties as the board of directors may designate. If the board of directors elects a vice chairman, the vice chairman shall, in the absence or disability of the chairman, perform the duties and exercise the powers of the chairman and have such other powers and perform such other duties as the board of directors may designate.

ARTICLE IV

COMMITTEES

The board of directors may, by resolution or resolutions passed by a majority of the full board of directors, designate one or more committees, each such committee to consist of one or more directors of the corporation, which, to the extent provided in said resolution or resolutions and the committee’s charter and subject to the limitations contained in the Delaware General Corporation Law, shall have and may exercise all the powers of the board of directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The board of directors may make, alter and repeal a committee’s charter or other rules for the conduct of such committee’s business. Any such committee shall keep written minutes of its meetings and report the same to the board at the next regular meeting of the board. Unless the board or these bylaws shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by the chairman of the committee or by any two (2) members thereof; otherwise, the provisions of these bylaws with respect to notice and conduct of meetings of the board shall govern. The board of directors shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time, unless otherwise provided in such committee’s charter, or other rules for the conduct of its business, adopted by the board of directors.

ARTICLE V

OFFICERS

Section 5.01 Number. The principal officers of the corporation shall be chosen by the board of directors and shall be a chief executive officer, a chief financial officer, a president, one or more vice presidents as the board of directors from time to time may appoint (the number thereof and their respective titles to be determined by the board of directors and one or more of whom may be designated as executive or senior vice presidents), a secretary and a treasurer. In addition, there may be such subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 5.03. Any two or more offices may be held by the same person. Any officer may be, but need not be, a director or stockholder. The offices of the corporation for which officers may be elected shall be set forth from time to time by resolution of the board of directors.

Section 5.02 Election, Qualification and Term of Office. Each officer of the corporation shall be elected by the board of directors from time to time and shall hold office until his or her successor shall have been duly elected and qualified, unless a different term is specified in the resolution electing the officer, or until his or her death, or until he or she shall have resigned or shall have been removed in the manner herein provided.

Section 5.03 Other Officers. The corporation may have such other subordinate officers, agents and employees as the board of directors may deem necessary, including one or more assistant secretaries, one or more assistant treasurers, a controller and one or more assistant controllers, each of whom shall have such authority and perform such duties as the board of directors may from time to time determine.

Section 5.04 Removal. Any officer may be removed, either with or without cause, by resolution of the board of directors. Such removal from office shall not affect any rights that such removed officer may have under any employment or stockholder agreement.

Section 5.05 Resignation. Any officer may resign at any time by giving notice in writing or by electronic transmission to the board of directors, the chairman of the board or the chief executive officer. Any such resignation shall take effect at the time specified therein (if the board agrees to such time) or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the board of directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.06 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these bylaws for regular election or appointment to such office.

Section 5.07 Powers. Unless otherwise specified by the board of directors, each officer shall have those powers and shall perform those duties that are (i) set forth in these bylaws (if any are so set forth), (ii) set forth in the resolution of the board of directors electing that officer or any subsequent resolution of the board of directors with respect to that officer’s duties or (iii) commonly incident to the office held.

Section 5.08 Chief Executive Officer. The chief executive officer shall have general supervisory management over the business, affairs and policies of the corporation and over its officers, shall report to the board of directors and shall see that all orders and resolutions of the board of directors are carried into effect, all subject to the general direction and control of the board of directors. The chief executive officer shall have the authority to sign all certificates, contracts and other instruments on behalf of the corporation and take such actions required in connection therewith. In the absence of the chairman of the board for any reason, including the failure of the board of directors to elect the chairman of the board, or in the event of the chairman’s inability or refusal to act, the chief executive officer shall have all the powers of, and be subject to all the restrictions upon, the chairman of the board.

Section 5.09 President. The president shall be subject to the direction and control of the chief executive officer and the board of directors and shall be responsible for the general active management of the business, affairs and policies of the corporation, shall perform such other duties as may be prescribed by the board of directors or the chief executive officer and shall have authority to sign all certificates, contracts and other instruments on behalf of the corporation and take such actions required in connection therewith. In the absence of the chief executive officer for any reason, including the failure of the board of directors to elect a chief executive officer, or in the event of the chief executive officer’s inability or refusal to act, the president shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer.

Section 5.10 Chief Financial Officer. The chief financial officer shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the financial affairs of the corporation and shall (i) keep accurate financial records for the corporation; (ii) deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the board of directors shall, from time to time, designate or otherwise authorize; (iii) have the power to endorse, for deposit, all notes, checks and drafts received by the corporation; (iv) disburse the funds of the corporation in accordance with the corporation’s policies and procedures as adopted by resolution of the board of directors, making or causing to be made proper vouchers therefor; (v) render to the chief executive officer and the board of directors, whenever requested, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and (vi) perform such other duties as may, from time to time, be prescribed by the board of directors or by the chief executive officer. The powers and duties specified herein may be modified or limited at any time by the board of directors.

Section 5.11 Vice President. The vice president or, if there be more than one, the vice presidents, in the order determined by the board of directors (or if there is no such determination, then in the order of their election), shall be subject to the direction and control of the board of directors and the chief executive officer, shall have such powers and duties as the board of directors or the chief executive officer may assign to them, and shall, in the absence of the president for any reason, including the failure of the board of directors to elect a president or in the event of the president’s inability or refusal to act, perform the duties of the president, and, when so acting, have all the powers of, and be subject to all of the restrictions upon, the president. If the board of directors elects more than one vice president, then it shall determine their respective titles, seniority and duties. The vice president or vice presidents shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

Section 5.12 Secretary. The secretary shall, to the extent practicable, attend all meetings of the stockholders and the board of directors. The secretary shall record or cause to be recorded in books kept for such purpose the minutes of the meetings (and the actions by written consent) of the stockholders, the board of directors and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; shall be custodian of all corporate records (other than financial); shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties as may from time to time be assigned to him or her by the board of directors or the chief executive officer.

Section 5.13 Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries, in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall have such powers and duties as the board of directors or the chief executive officer may assign to them and shall, in the absence of the secretary for any reason, including the failure of the board of directors to elect a secretary or in the event of the secretary’s inability or refusal to act, perform the duties and exercise the powers of the secretary and perform such other duties and have such other powers as the board of directors or chief executive officer may from time to time prescribe. Any assistant secretary shall have authority to attest by his or her signature to the same extent as the secretary.

Section 5.14 Treasurer. The treasurer shall have charge and custody of, and be responsible for, all funds and securities of the corporation, and shall deposit all such funds to the credit of the corporation in such banks, trust companies or other depositories as shall be selected by the board of directors or any officer or officers authorized by board of directors to make such determinations; shall disburse the funds of the corporation as may be ordered by the board of directors or any officer or officers authorized by the board of directors to make such determinations, making proper vouchers for such disbursements; shall keep full and accurate accounts of all funds received and paid on account of the corporation and shall render to the board of directors or the chief executive officer, whenever the board or the chief executive officer may require him or her so to do, a statement of all his or her transactions as treasurer; and, in general, shall perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the board of directors or the chief executive officer. In the absence of the chief financial officer for any reason, including the failure of the board of directors to elect a chief financial officer or in the event of the chief financial officer’s inability or refusal to act, the treasurer shall perform the duties of the chief financial officer, and, when so acting, have all the powers of, and be subject to all of the restrictions upon, the chief financial officer.

Section 5.15 Assistant Treasurer. The assistant treasurer, or if there be more than one, the assistant treasurers, in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer, for any reason, including the failure of the board of directors to elect a treasurer, or the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer, and perform such other duties and have such other powers as the board of directors and chief executive officer may from time to time prescribe.

Section 5.16 Compensation. The compensation of the officers shall be fixed from time to time by or in the manner prescribed by the board of directors, and none of such officers shall be prevented from receiving compensation by reason of the fact that he or she is also a director of the corporation. The application of this Section 5.16 shall not affect the right any officer may have regarding compensation under an employment agreement.

ARTICLE VI

STOCK CERTIFICATES AND TRANSFERS

Section 6.01 Stock Certificates. The shares of stock of the corporation shall be uncertificated, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by certificates. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by, (i) the chairman of the board, or the president or vice president and (ii) the treasurer or an assistant treasurer, or the secretary or an assistant secretary. Any or all signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, whose facsimile signature has been used on or who has duly affixed a facsimile signature or signatures to any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates, whose facsimile signature or signatures have been used thereon or who duly affixed a facsimile signature or signatures thereon had not ceased to be such officer, transfer agent or registrar of the corporation.

Section 6.02 Lost, Stolen or Destroyed Certificates. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or certificates or uncertificated shares.

Section 6.03 Stock Transfers. The shares of the stock of the corporation shall be transferred on the books of the corporation by the holder thereof in person or by his attorney, (i) with regard to certificated shares, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require, and (ii) with regard to uncertificated shares, upon delivery of an instruction duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the corporation to do so.

Section 6.04 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock of the corporation to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such shares. The corporation shall not be bound to recognize any equitable or other claim to or interest in any such shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.02 Contracts and Checks. Except as otherwise required by law or the certificate of incorporation, any bonds, contracts, deeds, leases, checks, drafts or other orders for payment of money, demands for money, notes or other evidence of indebtedness, or other instruments may be executed and delivered in the name and on the behalf of the corporation by such officer or officers of the corporation as provided in these bylaws or as the board of directors may from time to time direct. Such authority may be general or confined to specific instances as the board of directors may determine, and unless so authorized by the board or by these bylaws, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount. The chairman of the board, the chief executive officer, the chief financial officer, the president or any vice president may execute bonds, contracts, deeds, leases, checks, drafts or other orders for payment of money, demands for money, notes or other evidence of indebtedness, and other instruments to be made or executed for or on behalf of the corporation. Subject to any restrictions imposed by the board of directors or the chairman of the board, the chief executive officer, the chief financial officer or the president of the corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 7.03 Fiscal Year and Audits. The fiscal year of the corporation shall begin on the first day of January and end on the thirty-first day of December of each year, unless otherwise fixed by resolution of the board of directors. The accounts, books and records of the corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the board of directors, and it shall be the duty of the board of directors to cause such audit to be made annually.

Section 7.04 Seal. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.05 Waiver of Notices. Whenever notice is required to be given by these bylaws or the certificate of incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

Section 7.06 Electronic Transmission. For purposes of these bylaws, “electronic transmission” shall mean a form of communication not directly involving the physical transmission of paper that satisfies the requirements with respect to such communications contained in the Delaware General Corporation Law.

Section 7.07 Voting Stock of Other Organizations. Except as the board of directors may otherwise designate, each of the chief executive officer and the chief financial officer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the corporation (with power of substitution) at any meeting of the stockholders, members or other owners of any other corporation or organization the securities or ownership interests of which are owned by the corporation.

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Indemnification. The corporation shall, to the fullest extent permitted by law, indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (an “Action”), by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, plan administrator or plan fiduciary of another corporation, partnership, limited liability company, trust, employee benefit plan or other enterprise (an “Indemnified Person”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition that the Indemnified Person actually and reasonably incurs in connection with the Action and shall reimburse each such person for all legal fees and expenses reasonably incurred by such person in seeking to enforce its rights to indemnification under this Article (by means of legal action or otherwise).

Section 8.02 Advancement of Expenses. Upon written request from an Indemnified Person, the corporation shall pay the expenses (including attorneys’ fees) incurred by such Indemnified Person in connection with any Action in advance of the final disposition of such Action. The corporation’s obligation to pay expenses pursuant to this Section shall be contingent upon the Indemnified Person providing the undertaking required by the Delaware General Corporation Law.

Section 8.03 Non-Exclusivity. The rights of indemnification and advancement of expenses contained in this Article shall not be exclusive of any other rights to indemnification or similar protection to which any Indemnified Person may be entitled under any agreement, vote of stockholders or disinterested directors, insurance policy or otherwise.

Section 8.04 Heirs and Beneficiaries. The rights created by this Article shall inure to the benefit of each Indemnified Person and each heir, executor and administrator of such Indemnified Person.

Section 8.05 Effect of Amendment. Neither the amendment, modification or repeal of this Article nor the adoption of any provision in these bylaws inconsistent with this Article shall adversely affect any right or protection of an Indemnified Person with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

ARTICLE IX

AMENDMENTS

Except as otherwise set forth in these bylaws, the certificate of incorporation or the Delaware General Corporation Law, these bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the board of directors or a majority of the voting power of all of the shares of common stock outstanding and entitled to vote thereon. If the power to adopt, amend or repeal bylaws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

CERTIFICATE OF SECRETARY

OF THE PENNANT GROUP, INC.

The undersigned, Derek J. Bunker, hereby certifies that he is the duly elected and acting Secretary of The Pennant Group, Inc., a Delaware corporation, and that the bylaws attached hereto constitute the bylaws of said corporation as duly adopted by the board of directors on                    , 2019 to be effective as of                    , 2019.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this day of                    , 2019.

By:
Name: Derek Bunker
Title: Secretary

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